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                                                                  EXHIBIT 23.01


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements of Riverside Group, Inc. on Form S-3 (File Nos. 33-7703 and 33-23643) and Form S-8 (File Nos. 33-16087 and 33-16244), as amended, and prospectuses included therein, of our reports dated March 27, 1996, on our audits of the consolidated financial statements and financial statement schedules of Riverside Group, Inc. and subsidiaries as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, which reports are included in this Annual Report on Form 10-K.

                                        Coopers & Lybrand L.L.P.


Phoenix, Arizona
March 27, 1996